                                     PART I

ITEM 1.      FINANCIAL STATEMENTS


                            ABACUS DIRECT CORPORATION

               CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                    THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,              SEPTEMBER 30,
                                                  ----------------------     ----------------------
                                                    1999          1998         1999          1998
                                                  --------      --------     --------      --------
Net revenues                                      $ 23,019      $ 16,008     $ 48,988      $ 34,458
Cost of revenues                                     3,970         2,374       10,433         6,602
                                                  --------      --------     --------      --------
   Gross profit                                     19,049        13,634       38,555        27,856
Operating expenses:
   Selling and marketing                             4,923         3,489       13,065         9,425
   General and administrative                        1,817         1,283        4,460         3,527
   Research and development                            898           400        2,279         1,251
   Facility relocation and other                        --           360           --           360
                                                  --------      --------     --------      --------
     Total operating expenses                        7,638         5,532       19,804        14,563
                                                  --------      --------     --------      --------
Income from operations                              11,411         8,102       18,751        13,293
Equity in losses of joint venture                     (208)           --         (573)           --
Interest and other income, net                         297           191          864           496
                                                  --------      --------     --------      --------
Income before income taxes                          11,500         8,293       19,042        13,789
Provision for income taxes                           4,520         3,303        7,484         5,309
                                                  ========      ========     ========      ========
     Net income                                   $  6,980      $  4,990     $ 11,558      $  8,480
                                                  ========      ========     ========      ========

Net income per common share -- basic              $   0.70      $   0.51     $   1.17      $   0.87
Net income per common share -- diluted            $   0.66      $   0.49     $   1.10      $   0.83

Weighted average number of outstanding
     common shares -- basic                          9,931         9,721        9,896         9,702
Weighted average number of outstanding
     common shares -- diluted                       10,575        10,202       10,511        10,195

      See accompanying Notes to Condensed Consolidated Financial Statements

                            ABACUS DIRECT CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                                     1999             1998
                                                                                 ------------     ------------
                                                                                 (UNAUDITED)
                                                   ASSETS

Current assets:
   Cash and cash equivalents                                                     $     25,465     $     24,263
   Accounts receivable (less allowance for doubtful accounts
     of $1,448 and $963 at September 30, 1999 and December 31,
     1998, respectively)                                                               22,822           12,034
   Prepaid expenses and other current assets                                            1,899              630
   Income taxes receivable                                                                 --            1,107
   Deferred taxes                                                                         727              727
                                                                                 ------------     ------------
     Total current assets                                                              50,913           38,761
Property and equipment, net                                                             7,410            4,488
Deferred taxes and other assets                                                         3,644               71
                                                                                 ============     ============
     Total assets                                                                $     61,967     $     43,320
                                                                                 ============     ============


                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                              $        595     $        614
   Accrued expenses and other                                                           7,579            5,463
   Current obligations under capital leases                                               332              326
   Income taxes payable                                                                 2,335               --
                                                                                 ------------     ------------
     Total current liabilities                                                         10,841            6,403
Obligations under capital leases, net of current portion                                  362              613
Commitments and contingencies                                                              --               --
Stockholders' equity:
   Preferred stock, $1.00 par value, 1,000 shares authorized; no shares
     issued and outstanding                                                                --               --
   Common stock, $0.001 par value; 25,000 shares authorized; 9,949 and 9,858 shares issued and outstanding at September 30, 1999
     and December 31, 1998, respectively                                                   10               10
   Additional paid-in capital                                                          15,505           12,603
   Retained earnings                                                                   35,249           23,691
                                                                                 ------------     ------------
     Total stockholders' equity                                                        50,764           36,304
                                                                                 ------------     ------------
     Total liabilities and stockholders' equity                                  $     61,967     $     43,320
                                                                                 ============     ============


     See accompanying Notes to Condensed Consolidated Financial Statements

                            ABACUS DIRECT CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS -- UNAUDITED
                                 (IN THOUSANDS)



                                                                                 NINE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                           ------------------------------
                                                                               1999              1998
                                                                           ------------      ------------
OPERATING ACTIVITIES
   Net income                                                              $     11,558      $      8,480
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                              2,087             1,157
       Equity in losses of joint venture                                            573                --
       Loss on disposal of equipment                                                 --                 1
       Facility relocation and other                                                 --               183
Changes in assets and liabilities:
   Accounts receivable, net                                                     (10,788)           (5,945)
   Prepaid expenses and other assets                                             (4,647)              (46)
   Accounts payable                                                                 (19)               51
   Accrued expenses                                                               2,116               573
   Income taxes payable                                                           4,670             3,150
                                                                           ------------      ------------
       Net cash provided by operating activities                                  5,550             7,604

INVESTING ACTIVITIES
   Purchases of property and equipment                                           (5,009)           (1,510)
   Loan to joint venture                                                           (333)               --
   Investment in joint venture                                                     (435)               --
                                                                           ------------      ------------
       Net cash used in investing activities                                     (5,777)           (1,510)

FINANCING ACTIVITIES
   Principal payments on capital leases                                            (245)              (10)
   Issuance of stock                                                              1,674               639
                                                                           ------------      ------------
       Net cash provided by financing activities                                  1,429               629
                                                                           ------------      ------------
Net increase (decrease) in cash                                                   1,202             6,723
Cash and cash equivalents at beginning of period                                 24,263            10,490
                                                                           ============      ============
Cash and cash equivalents at end of period                                 $     25,465      $     17,213
                                                                           ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                           $         62      $          2
   Income taxes paid                                                       $      2,561      $      2,264


     See accompanying Notes to Condensed Consolidated Financial Statements

                            ABACUS DIRECT CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. INTERIM FINANCIAL INFORMATION.

         These condensed consolidated financial statements are unaudited and have been prepared by Abacus Direct Corporation ("Abacus" or the "Company") in accordance with generally accepted accounting principles for interim financial information and with the instructions under Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these condensed financial statements. Operating results for the quarter are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. Certain reclassifications have been made in the fiscal 1998 financial statements to conform to the 1999 presentation. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

NOTE 2. EARNINGS PER SHARE.

         Earnings per share ("EPS") are computed in accordance with Statement of Financial Accounting Standard No. 128 ("SFAS 128"), "Earnings Per Share," which specifies the computation, presentation, and disclosure requirements of basic and diluted EPS. Basic EPS excludes all dilution and is based upon the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common equivalent shares are excluded from the computation in period in which they have an anti-dilutive effect. The difference between Basic and Diluted weighted average number of common shares outstanding is attributable entirely to dilutive effect of outstanding stock options. The dilutive effects of stock options were arrived at by applying the treasury stock method, assuming the Company was to purchase common shares with the proceeds from stock option exercises. The Company has no issued preferred stock from which dividends would reduce earnings available to common shareholders.

NOTE 3. SUBSEQUENT EVENT.

         On June 13, 1999, Abacus entered into the Merger Agreement with DoubleClick pursuant to which DoubleClick has agreed to acquire Abacus. The acquisition is to be effected through the issuance of 1.05 shares of DoubleClick common stock in exchange for each share of common stock of Abacus outstanding immediately prior to the consummation of the transaction and the assumption of Abacus' stock options outstanding at the effective date of the merger, based on such exchange ratio. Upon consummation of the transaction the stockholders of Abacus will own approximately 19.0% of the issued and outstanding common stock of DoubleClick. The amount of such consideration was determined based upon arm's length negotiations between DoubleClick and Abacus. The Merger Agreement also provides for the payment by Abacus to DoubleClick of a fee (the "Termination Fee") of $30 million, if the agreement is terminated under certain circumstances The transaction is intended to qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests. The consummation of the transaction is subject to the satisfaction of certain conditions, including the approval of the stockholders of Abacus and DoubleClick.

         In connection with the transaction, DoubleClick and Abacus also entered into a Stock Option Agreement on June 13, 1999, pursuant to which Abacus has granted to DoubleClick an option to purchase up to 1,974,516 newly-issued shares of Abacus common stock under certain circumstances similar to those requiring the payment of the Termination Fee. A copy of the Stock Option Agreement is incorporated herein by reference as Exhibit 10.1. In addition, certain affiliates of Abacus have agreed to vote in favor of approval of the Merger Agreement.